SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

February 25, 2014

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Multi-Manager Mid Cap Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of WEDGE Capital Management L.L.P. (“WEDGE”) to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of Columbia Management Investment Advisers, LLC (“Columbia”) as a subadviser to the Fund. These changes became effective on December 13, 2013. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full information statement also will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until   September 15, 2014. A paper or email copy of the full information statement may be obtained, without charge, by contacting the Fund at 855-835-8312.

The Board approved the appointment of WEDGE as a subadviser to the Fund, managing a portion of the Fund’s assets, upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund. This recommendation was based on several factors, including:

•
Columbia’s decision to assign the “sleeve” of the Fund subadvised by Columbia to a different team of portfolio managers that uses a different strategy and process than did the original Columbia portfolio management team;

•	NFA’s belief that the new Columbia portfolio management team does not provide the best fit for the Fund’s overall portfolio, given the strategies and styles employed by the Fund’s other subadvisers;
•	WEDGE’s risk-adjusted past performance record in both up and down markets; and
•	NFA’s belief that WEDGE’s strategy and style complement the strategies and styles of the Fund’s two other subadvisers.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager Mid Cap Value Fund (the “Fund”), a series of the Trust. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about March 11, 2014. The Information Statement also is available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval, provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board of Trustees of the Trust (the “Board”). NFA selects subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective December 13, 2013, WEDGE Capital Management L.L.P. (“WEDGE”) began serving as one of three subadvisers to the Fund, following the termination of Columbia Management Investment Advisers, LLC (“Columbia”). As a result of this change, assets of the Fund previously subadvised by Columbia are now subadvised by WEDGE. The Fund’s two other subadvisers, American Century Investment Management, Inc. and Thompson, Siegel & Walmsley LLC, continue to subadvise separate portions of the Fund.

WEDGE is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board. WEDGE is paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of WEDGE, located at 301 South College Street, Suite 2920, Charlotte, North Carolina 28202, as a new subadviser to the Fund. WEDGE began serving as one of the Fund’s subadvisers on December 13, 2013, following action taken by the Board on December 11, 2013, to approve WEDGE as a subadviser to the Fund. The decision by the Board to approve WEDGE as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek long-term capital appreciation. Under normal conditions, the Fund invests at least 80% of its net assets in equity securities issued by mid-cap companies, utilizing a value investment style.

During the first quarter of 2013, Columbia made a strategic decision to eliminate its Mid Cap Value Opportunity product, pursuant to which the “sleeve” of the Fund allocated to Columbia had been managed, and to replace it with a different mid-cap value product. After conducting due diligence on the new management team and strategy, NFA concluded that Columbia no longer provided the best fit for the Fund’s overall portfolio, given the strategies and styles employed by the Fund’s two other subadvisers.

NFA employed a subadviser selection process that was driven by qualitative, quantitative and risk due diligence processes, including a review of firm assets, performance, portfolio holdings overlap with other subadvisers and correlation of excess returns with other subadvisers. For those potential subadvisers that met the foregoing criteria, a number of other factors were applied, including, but not limited to, firm stability and ownership structure; composition, experience, chemistry and compensation structure of the portfolio management team; available capacity for the Fund; and the reasonableness of the candidate’s fee and its consistency with the Fund’s expense structure. Discussions and onsite due diligence visits were then conducted with the potential subadvisers to evaluate their investment strategies, management teams and operational capabilities.

WEDGE

Of the potential subadvisers that were evaluated, NFA found WEDGE to be the most qualified and appropriate candidate to subadvise the Fund, considering the results of a detailed due diligence process as well as the Fund’s investment objectives and strategies. WEDGE uses two proprietary, fundamentally based screening models that attempt to identify those stocks with the greatest profit potential and attempt to preclude investing in financially unsound companies. Both screening tools use publicly available data on all eligible companies in the initial universe of stocks with a market capitalization between $1 billion and $20 billion. The Fundamental Value Model identifies those stocks with the greatest profit potential based on four major factor categories including valuation, quality, capital use and momentum. To preclude investing in financially unsound companies, WEDGE employs the Financial Quality Model, which focuses on growth, profitability, leverage and liquidity. Both models rank the stocks for relative attractiveness, with approximately 35% of the initial universe becoming eligible for subsequent research. A stock becomes a sale candidate if the ranking in the Fundamental Value Model falls into the bottom four deciles of the initial Mid Cap universe; the original investment thesis materially deteriorates; an upgrade opportunity develops; or a stock’s market capitalization appreciates to two times the initial upper limit (i.e., $40 billion for Mid Cap Value).

Investment decisions for the Fund are made by Paul VeZolles, CFA; John Norman; and John Carr. Mr. VeZolles is a General Partner at WEDGE and has been with the firm since 1995. Mr. Norman is a General Partner at WEDGE and has been with the firm since 2004. Mr. Carr is an Executive Vice President at WEDGE and has been with the firm since 2011.

Based on the foregoing considerations, NFA recommended to the Board that WEDGE be approved as a subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in-person on December 11, 2013, the Board, none of the members of which are considered to be “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of Columbia as a subadviser to the Fund and the hiring of WEDGE as a subadviser to the Fund. The Trustees were provided with materials relating to WEDGE in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the appointment of WEDGE. The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent and Quality of the Services Provided by WEDGE as Subadviser. The Board considered the information provided by NFA relating to WEDGE, including information relating to WEDGE’s investment process, WEDGE’s risk/return profile, and the correlation of returns among WEDGE and the Fund’s other two subadvisers.  The Board also considered the experience of the investment personnel of WEDGE that would be managing the Fund. The Board concluded that the nature and extent of services to be provided to the Fund by WEDGE appeared to be consistent with the terms of the subadvisory agreement.

Investment Performance. The Board evaluated the investment performance of the Fund’s sleeve to be managed by WEDGE and considered the performance record of the strategy that would be utilized by WEDGE in managing the Fund’s sleeve. The Board concluded that the prospects for satisfactory investment performance of the sleeve to be managed by WEDGE, if WEDGE were to be appointed as subadviser, were reasonable.

Fee Level. The Board considered the Fund’s overall fee level. The Board noted that NFA and WEDGE agreed to a different subadvisory fee schedule than the subadvisory fee schedule with Columbia, and that the new fee schedule was anticipated to result in a lower effective subadvisory fee rate to be paid by NFA to WEDGE. As a result of the new fee structure, NFA proposed to share the savings with shareholders of the Fund by entering into a Fee Waiver Agreement with the Trust whereby NFA would waive 75% of the amount by which NFA will realize savings due to the new fee structure. The Board concluded that the subadvisory fees to be paid to WEDGE were fair and reasonable in light of the information provided.

Economies of Scale. The Board noted that the Fund’s subadvisory fee schedule includes breakpoints.

Profitability; Fallout Benefits. The Board determined to defer any review of profitability of the subadvisory agreement to WEDGE until WEDGE had served in that capacity for a reasonable period of time.

Terms of the Subadvisory Agreement. The non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on the totality of multiple factors taken together, the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with WEDGE, dated December 13, 2013 (the “Agreement”), was approved by the Board on December 11, 2013. In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, with respect to the Fund, has an initial term that expires on May 1, 2015, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund, or not less than 60 days’ written notice by WEDGE. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by NFA to WEDGE (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will decrease as a result of a lower subadvisory fee schedule with WEDGE under the Agreement than the previous subadvisory fee schedule with Columbia and the resulting new Fee Waiver Agreement between NFA and the Trust.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to WEDGE and for overseeing and reviewing the performance of WEDGE. WEDGE is required to manage the Fund in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreement, WEDGE is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers WEDGE selects and to negotiate commissions to be paid on such transactions. In doing so, WEDGE is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, WEDGE and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

WEDGE is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of WEDGE’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA is required to indemnify WEDGE for any liability and expenses which may be sustained by WEDGE unless they were the result of WEDGE’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that WEDGE establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits WEDGE to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between WEDGE and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT WEDGE

WEDGE is located at 301 South College Street, Suite 2920, Charlotte, North Carolina 28202. The following table sets forth the name and principal occupation of the general partners of WEDGE. The address of each person listed below is 301 South College Street, Suite 2920, Charlotte, North Carolina 28202.

Name	Title
Michael Gardner	General Partner
Bradley Fisher Scott	General Partner
Bradley William Horstmann	Chief Compliance Officer and General Partner
Paul Monroe VeZolles	General Partner
Gary Scott Cotler	General Partner
Martin Lee Robinson	General Partner
John Gustin Norman	General Partner
Andrei Evgenievich Bolshakov	General Partner

WEDGE, a North Carolina limited liability partnership, is independently owned by eight general partners.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2013, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 13, 2013. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of January 31, 2014, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of January 31, 2014, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of January 31, 2014, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of WEDGE as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners also will be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of WEDGE, nor do any such Officers or Trustees own securities issued by WEDGE or have any other material direct or indirect interest in WEDGE.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/Eric E. Miller
Eric E. Miller, Secretary

February 25, 2014

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to WEDGE (as a percentage of the Fund’s average daily net assets under WEDGE’s management) is set forth in the following table.

Fund	Subadvisory Fees
NVIT Multi-Manager Mid Cap Value Fund
0.50% on subadviser assets of up to $100 million;
0.40% on subadviser assets of $100 million and more but less than $200 million;
0.30% on subadviser assets of $200 million and more but less than $300 million; and
0.20% on subadviser assets of $300 million and more

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
NVIT Multi-Manager Mid Cap Value Fund	0.75% on assets up to $1 billion; and 0.73% on assets of $1 billion or more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended
December 31, 2013. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager Mid Cap Value Fund	$3,121,753.67

C-1

EXHIBIT D

OUTSTANDING SHARES

As of January 31, 2014, the Fund had issued outstanding shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Multi-Manager Mid Cap Value Fund Class Y	45,672,826.634
NVIT Multi-Manager Mid Cap Value Fund Class I	29,576.721
NVIT Multi-Manager Mid Cap Value Fund Class II	33,274,754.911

D-1

EXHIBIT E

5% SHAREHOLDERS

As of January 31, 2014, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Multi-Manager Mid Cap Value Fund Class Y
Nationwide Variable Insurance Trust – Cardinal Moderate Conservative 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	2,620,563.632	5.61
Nationwide Variable Insurance Trust – Cardinal Capital Appreciation 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	16,377,768.540	35.09
Nationwide Variable Insurance Trust – Cardinal Balanced 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	8,367,909.997	17.93
Nationwide Variable Insurance Trust – Cardinal Moderate Aggressive 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	2,477,258.730	5.31
Nationwide Variable Insurance Trust – Cardinal Moderate 1000 Continental Drive, Suite 400 King of Prussia, PA 19406-2850	13,666,414.588	29.28

NVIT Multi-Manager Mid Cap Value Fund Class I
Nationwide Life Insurance Company c/o Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	9,801.973	33.14
Nationwide Life Insurance Company c/o Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	4,745.790	16.05
Nationwide Life and Annuity Insurance Company c/o Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	14,736.206	49.82

NVIT Multi-Manager Mid Cap Value Fund Class II
Nationwide Life Insurance Company c/o Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	1,812,340.204	5.45

E-1

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide Life Insurance Company c/o Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	4,955,516.183	14.89
Nationwide Life Insurance Company c/o Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	22,447,487.790	67.46
Nationwide Life Insurance Company c/o Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	1,726,720.353	5.19

E-2

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-0920

NVIT Multi-Manager Mid Cap Value Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the internet relating to the NVIT Multi-Manager Mid Cap Value Fund (the “Fund”) of Nationwide Variable Insurance Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of WEDGE Capital Management, L.L.P. to serve as a subadviser to the Fund.  At the same time, the Board approved the termination of Columbia Management Investment Advisers, LLC as subadviser to the Fund. These changes became effective on December 13, 2013.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full information statement will be available on the Funds’ website at http://www.nationwide.com/mutualfundsshareholdernews until September 15, 2014.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Funds at (855) 835-8312.

If you want to receive a paper or e-mail copy of the above listed document, you must request one.  There is no charge to you for requesting a copy.